Exhibit 23.1


                                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 27, 1995 appearing on page 46 of National Fuel Gas Company's Annual Report on Form 10-K for the year ended September 30, 1995.


/s/Price Waterhouse LLP


Buffalo, New York
April 30, 1996